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                                                                 Exhibit 10.2.25

                             CHARMING SHOPPES, INC.
                              AMENDED AND RESTATED
                      2000 ASSOCIATES' STOCK INCENTIVE PLAN

                           Restricted Stock Agreement

     Agreement (the "Agreement"), dated as of February 11, 2002 (the "Grant Date") between CHARMING SHOPPES, INC. (the "Company") and [first] [last] ("Participant")

     The Company hereby confirms the grant, under the 2000 Associates' Stock Incentive Plan (the "Plan"), on the Grant Date, of [shares] shares of Restricted Stock. The Restricted Stock is subject to the terms and conditions of the Plan and the provisions of this Agreement, including the Terms and Conditions of Restricted Stock which are included as part of this Agreement.

     Under the Plan, each share of "Restricted Stock" represents the right to receive one share of the Company's Common Stock, which will be issued at the end of a specified "Restricted Period" and subject to a risk of forfeiture and other conditions during such Restricted Period. The Restricted Period applicable to the Restricted Stock shall begin on the Grant Date and lapse as to thirty (30%) percent of the total number of shares of Restricted Stock on the third anniversary of the Date of Grant, an additional thirty (30%) percent of the total number of shares of Restricted Stock on the fourth anniversary of the Date of Grant and the remaining forty (40%) percent of the total number of shares of Restricted Stock on the fifth anniversary of the Date of Grant, provided, however, that the Restricted Period will lapse on an accelerated basis as provided in Section 3(a) and Section 6. Shares of Common Stock will be issued to Participant in settlement of Restricted Stock promptly following the lapse of the applicable Restricted Period.

     By accepting this grant of Restricted Stock, Participant agrees to the terms of this Agreement and agrees to be bound by all the terms and provisions of the Agreement and the Plan (as presently in effect or hereafter amended), and by all decisions and determinations of the Plan Committee and any person or committee designated by the Committee to administer the Plan (the "Administrator"). Participant acknowledges and agrees that, until the end of the applicable restricted period, Restricted Stock shall be forfeitable and nontransferable as provided in Section 3(a) hereof, and that sales of shares after settlement will be subject to the Company's policies regulating trading by employees.

                                                        CHARMING SHOPPES, INC.


                                     BY:
                                        --------------------------------------
                                                          (Authorized Officer)

                                                                  PARTICIPANT:


                                        --------------------------------------
                                                                  [first][last]

Attachments: Terms and Conditions of Restricted Stock

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                      DATE OF RESTRICTED STOCK: [grantdate]
                            AWARD NUMBER:[grantnumber]

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                               Term and Conditions

                               of Restricted Stock

1.   Incorporation of Plan by Reference.

     The Restricted Stock has been granted to Participant under the Plan, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Restricted Stock Agreement ("Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

2.   Participant's Account.

     Shares of Restricted Stock are bookkeeping units, and do not constitute ownership of Shares or any other equity security. The Company shall maintain a bookkeeping account for Participant (the "Account") reflecting the number of shares of Restricted Stock then credited to Participant hereunder as a result of this grant of Restricted Stock and any crediting of additional Restricted Stock to Participant pursuant to payments equivalent to dividends paid on Shares under
Section 5 ("Dividend Equivalents").

3.   Risk of Forfeiture; Non-Transferability; Insider Trading Policy.

     (a) Risk of Forfeiture. In the event of a Termination of Employment of
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     Participant, the Restricted Stock as to which the Restricted Period has not ended shall be forfeited; provided, however, that:

          (i) In the event of a Change of Control at or before Participant's Termination of Employment, this risk of forfeiture shall automatically lapse, and all Restricted Periods shall end, on all of Participant's Restricted Stock immediately prior to the Change of Control;

          (ii) In the event that Participant's Termination of Employment is due to death or a permanent disability (as determined by the Administrator), this risk of forfeiture shall automatically lapse, and all Restricted Periods shall end, on all of Participant's Restricted Stock;

          (iii) In the event that Participant's Termination of Employment is due to an involuntary termination by the Company for reasons other than "Cause," the risk of forfeiture shall automatically lapse, and the Restricted Period shall end, on those shares of Participant's Restricted Stock as to which the Restricted Period would have ended at the next anniversary of the Date of Grant (i.e., if Termination of Employment is more than two (2) years after the Grant Date, one additional tranche of the Restricted Stock will become non-forfeitable), but those shares of Restricted Stock as to which the Restricted Period would not have ended due to the passage of time at or before the next anniversary of the Date of Grant shall be forfeited at the time of such Termination of Employment;

          (iv) The Committee may otherwise accelerate the date or dates as of which this risk of forfeiture and the Restricted Period shall lapse.

For purposes of this Agreement, "Termination of Employment" means a termination of employment with the Company or any subsidiary immediately after which the Participant is not employed by the Company or any subsidiary, and "Cause" means Participant's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond Participant's control. Such neglect, refusal or failure shall be determined in the sole and reasonable judgment of the Committee.

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     (b) Nontransferability. Restricted Stock and all related rights hereunder
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shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution, and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, lien, or similar process.

     (c) Insider Trading Policy. After settlement of Restricted Stock and
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delivery of Shares under Section 4, Participant will be subject to restrictions on selling such Shares or otherwise disposing of them under the Company's policies regulating trading by employees and affiliates, as such policies may then be in effect. Such policies may restrict the times at which such Shares may be sold or otherwise restrict such sales.

4.   Settlement.

     (a) Generally. Settlement of Restricted Stock shall occur upon the lapse of
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the Restricted Period applicable to the Restricted Stock. The Company may make delivery of shares hereunder in settlement of Restricted Stock by either delivering one or more certificates representing such shares to the Participant, registered in the name of the Participant (and any joint name, if so directed by the Participant), or by depositing such shares into an account maintained for the Participant (or of which the Participant is a joint owner, with the consent of the Participant) established in connection with the Company's Employee Stock Purchase Program or another plan or arrangement providing for investment in Common Stock and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Company determines to settle Restricted Stock by making a deposit of shares into such an account, the Company may settle any fractional share of Restricted Stock by means of such deposit. In other circumstances or if so determined by the Company, the Company shall instead pay cash in lieu of fractional shares, on such basis as the Administrator may determine. In no event will the Company in fact issue fractional shares.

     (b) Special Circumstances. The provisions of Section 5(a) notwithstanding,
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the Company may defer all or part of the settlement of the Restricted Stock if and to the extent that the Committee reasonably concludes that, in view of Participant's other compensation likely to be paid in the year of settlement, the Company would not be entitled to a tax deduction by operation of Section 162(m) of the Internal Revenue Code and regulations thereunder as a direct or indirect result of such settlement; provided that (i) such deferral of settlement of each share of Restricted Stock will continue only until the earliest time that the settlement of such Restricted Stock can be made with reasonable assurance that the Company would be entitled to a tax deduction relating to such settlement without limitation under Section 162(m), and (ii) in no event will such deferral of settlement occur or continue after a Change in Control.

     (c) Effect of Settlement. Upon settlement of the Restricted Stock, all
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obligations of the Company in respect of such Restricted Stock shall be terminated. Any shares delivered in settlement of Restricted Stock shall no longer be deemed Restricted Stock for purposes of the Program.

5.   Dividend Equivalents and Adjustments.

     (a) Dividend Equivalents. If the Company pays a dividend or distribution on
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a Share of Common Stock, Participant shall be entitled to receive credit of equivalent cash amount on each share of Restricted Stock then credited to Participant's Account. Such dividend equivalents shall be deemed reinvested in additional shares of Restricted Stock, which shall have a Restricted Period and be subject to the same terms as apply to the Participant's underlying shares of Restricted Stock. The Administrator will determine all terms applicable to the deemed reinvestment of dividend equivalents hereunder. A Participant shall not be entitled to receive actual dividends in respect of Restricted Stock prior to the issuance of Common Stock in settlement thereof.

     (b) Adjustments The number of shares of Restricted Stock credited to
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Participant's Account may be adjusted by the Committee in accordance with
Section 4(c) of the Plan. Any such adjustment shall be made taking into account any crediting of Restricted Stock to the Participant under Section 5(a) in connection with such transaction or event.

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6.   Change of Control Provisions.

     (a) Acceleration of Lapse of Restricted Period. In the event of a Change of
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Control at any time after the Grant Date, the Restricted Period applicable to the Restricted Stock shall expire immediately prior to the Change of Control.

     (b) Definitions of Terms Relating to Change of Control. For purposes of
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this Agreement, the following definitions shall apply:

                    (1) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 5, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options, or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

                    (2) "Change of Control" means and shall be deemed to have occurred if

                    (i) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

                    (ii) those individuals who as of [grantdate] constitute the
               Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of [grantdate] or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                    (iii) there is consummated a merger, consolidation,
               recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

                    (iv) there is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

                    (3) "Person" shall have the meaning ascribed for purposes of
          Section 13(d) of the Exchange Act and the rules thereunder.

                    (4) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially

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          Owning more than ten percent of any outstanding class of Voting
          Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

                    (5) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

6.   Tax Withholding.

     The Company shall withhold from the shares of Common Stock to be issued and delivered upon settlement of Restricted Stock that number of shares having a Fair Market Value, at the date of settlement, equal to the amount of mandatory withholding taxes then required to be withheld, unless Participant has given notice to the Administrator, at least ten days prior to the date on which the Restricted Period will end, declining share withholding and on or before the settlement date has made arrangements satisfactory to the Administrator to pay over to the Company a cash amount sufficient to satisfy such tax withholding obligations.

7.   Miscellaneous.

     This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Restricted Stock granted hereby, and supersedes any prior agreements or documents with respect to such Restricted Stock. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially and adversely affect the rights of Participant with respect to the Restricted Stock shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Participant.

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